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                                  EXHIBIT 99.3

                 Nonstatutory Stock Option Agreement (Form II)
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                                    WESTERN
                               TEMPORARY SERVICES

                      NONSTATUTORY STOCK OPTION AGREEMENT
                                    FORM II


          This Nonstatutory Stock Option Agreement is made between Western Temporary Services, Inc., a California corporation, hereinafter referred to as "Western", and the undersigned employee, hereinafter referred to as "the Employee".

          WHEREAS, a Nonstatutory Stock Option Plan was approved by the shareholders of Western, and Western desires to provide the Employee with an opportunity to acquire a proprietary interest in the business of Western and, through stock ownership, an increased personal interest in its continued success and progress.

          NOW, THEREFORE, in consideration of the mutual promises and other good and valuable consideration, Western and the Employee agree as follows:

          1.   Option to Purchase.  Western hereby grants to the Employee, as a
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matter of separate inducement and agreement, and not in lieu of salary or any other compensation for services, the option to purchase shares of Western's capital stock on the terms and conditions hereinafter provided.

          2.   Number of Shares.  Depending upon the Employee's position with
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Western, the Employee shall be granted an option to purchase the following number of shares relative to the net profits before taxes and year-to-date potential bad debt credits from the Employee's regional, area or office income statement prepared in the ordinary course of business for the fiscal year ending November 3, 1990 (FY 1990).

               a.        Regional Managers. One thousand (1,000) shares for each
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$100,000 of net profit before taxes and year-to-date potential bad debt credits from the Employee's regional income statement prepared in the ordinary course of business for the fiscal year ending November 3, 1990. If a regional manager is also an area or branch manager, the regional manager in question would receive whichever option is greater, but not both.

               b.        Area Managers.  One thousand (1,000) shares for each
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$100,000 of net profit before taxes and year-to-date potential bad debt credits from the Employee's area or office income statements prepared in the ordinary course of business for the fiscal year ending November 3, 1990. If an area manager is also a branch manager, the area manager in question would receive whichever option is greater, but not both.

               c.        Branch Managers and Multiple Branch Managers.  Five
                         --------------------------------------------
hundred
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(500) shares for each $50,000 of net profit before taxes and year-to-date potential bad debt credits from the Employee's office income statement(s) prepared in the ordinary course of business for the fiscal year ending November 3, 1990.

          The number of shares will not be prorated for any net profit less than the amounts specified above. All overhead expenses including other incentives will be deducted before computation of the net profit before taxes. If there is an unusual item that significantly affects the fiscal year net profit, Western hereby reserves the right to reallocate that item to the proper fiscal year, if appropriate. For example, a recovery of a bad debt "write-off" from a previous fiscal year would be excluded from the computation of net profit for the fiscal year in question. The Employee must be employed by Western on a continuous basis and hold one of the above positions for the same region, area or branch office during the entire fiscal year 1990, from October 29, 1989 through and including November 3, 1990. If the Employee is on an approved medical leave of absence, (i) the leave of absence shall not exceed ninety (90) calendar days during the fiscal year in question, and (ii) the Employee must be listed as the regional, area or branch/multiple branch manager at the beginning of the next succeeding fiscal year. No option shall be earned if the Employee is on a personal leave of absence (nonmedical) at any time during the fiscal year in question. The Employee must also be eligible to participate in Western's Incentive Plan for fiscal year 1990 to be eligible hereunder. Regional, area or branch/multiple branch managers with corporate staff or Shadelands training office responsibilities are ineligible. If there is a dispute regarding any interpretation of the computation or eligibility, the decision of Western's President shall be final and binding.

          3.   Vesting of Option.  The option shall vest at the end of five (5)
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years on November 4, 1995, or the date of Western's initial public offering of its capital stock, whichever occurs first. The option shall not be exercised until vested.

          4.   Exercise of Option.  The Employee may exercise the option granted
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at any time within five (5) years subsequent to the vesting date.  If the option is not exercised within such five (5) year period, the option shall expire. To exercise the option, the Employee must give written notice to Western thirty
(30) days in advance and in the manner specified in Paragraph 17 below that the Employee intends to exercise the option. Such notice shall be accompanied by the Employee's personal check (subject to collection) drawn to Western's order in the amount of the exercise price and the executed Certificate of Shareholder (see Paragraph 9 below). The option may not be exercised for a partial number of shares, except as otherwise provided in Paragraph 7.B. below.

          5.   Exercise Price.  The price per share shall equal the product of
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the net book value per share of Western multiplied by four (4).  The net book value per share shall be calculated at the end of Western's fiscal year on November 3, 1990 (FY 1990), when the option would be granted if earned.
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          6.  Western's Right of Purchase and Redemption.  Until such time as
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Western's capital stock is publicly traded, Western reserves the right to:

               a.        Purchase the Option. Western hereby reserves the right
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to purchase the option during the thirty (30) day notice period described in
Paragraph 4 above following the Employee giving notice that he intends to exercise his option. If Western purchases the option, Western shall pay the Employee a purchase price equal to the difference between (i) the number of shares represented by the option in question multiplied by four (4) times the current net book value per share of Western calculated at the end of the preceding fiscal year and (ii) the exercise price per share. If Western purchases the Employee's option or the option lapses, the Employee shall be deemed to have been an option holder only, not a shareholder of Western.

               b.        Redeem the Shares. Western hereby reserves the right of
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first refusal to redeem the Employee's shares when the Employee or his personal representative in the event of his death, directly or indirectly makes a bona fide gift, sale or transfer of those shares in any manner whatsoever to another person. In the event of a proposed gift, sale or transfer of the shares, the Employee or his personal representative shall first tender the shares to Western. The redemption price per share to be paid by Western would equal the current net book value per share of Western calculated at the end of the preceding fiscal year multiplied by four (4). Any gift, sale or transfer in violation of the terms of this Agreement shall be null and void.

          7.   Employee Termination.
               --------------------

               a.        Termination or Resignation. In the event the Employee
                         --------------------------
is terminated by Western (with or without just cause) or the Employee resigns (voluntarily or involuntarily), any right to earn an option or any option previously earned by the Employee, but not vested, shall expire when such termination or resignation is effective.

               b.        Retirement, Permanent Disability or Death. In the event
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(i) the Employee retires after obtaining a minimum age of 65 years (or an earlier age with written approval of Western's Board of Directors), (ii) resigns or is terminated when certified by a physician to be permanently disabled as being incapable to carry out substantially all of his job-related duties for more than six (6) months, or (iii) dies, the option may partially vest. For the purpose of this Paragraph 7.B. only, the option shall be deemed partially vested at the rate of twenty percent (20%) per year for each full fiscal year of employment following the date the option was granted. A partially vested option may not be exercised prior to the normal vesting date as specified in Paragraph 3 above.

          8.   Spousal Interest.  Any reference hereunder to option or share
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capital of Western to be granted to or purchased by the Employee shall include any community property or dower interest of such Employee's spouse. This Agreement shall be contingent upon the written consent of the Employee's spouse to the terms and conditions of this
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Agreement, if married.  The form of the consent is identified as Exhibit "A" at the end of this Agreement. If the Employee is unmarried, but subsequently marries prior to the end of the fiscal year in question, the Employee shall then deliver to Western's Corporate Secretary, in the manner specified in Paragraph 17 below, the written consent of his spouse on a form to be provided by Western.

          9.   Contingency.  The exercise of the option shall be contingent upon
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the Employee or his heirs, estate or personal representative in the event of his death, providing Western's Corporate Secretary in the manner specified in Paragraph 17 below with a written representation known as an "Investment Letter" to the effect that at the time the option is exercised it is his then present intention to acquire the shares for investment and not with a view to, or for sale in connection with, any distribution of such shares. The form of the representation is set forth as Exhibit "B", which is attached hereto and incorporated herein by this reference.

          10.  Share Certificate.  Each share certificate, when issued, shall
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have conspicuously endorsed on its face the following words:

          "The sale, transfer or hypothecation of these shares are subject to the Western Temporary Services, Inc. Nonstatutory Stock Option Agreement for Fiscal Year 1990."

          A copy of this Agreement shall be delivered to the Corporate Secretary of Western, and shall be shown by him to any person entitled by law to make inquiry about it.

          11.  Termination.  All rights granted by this Agreement including any
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options, whether or not vested, in whole or in part, shall terminate upon:

               a.   The written agreement of all parties hereto,

               b. The involuntary dissolution, bankruptcy or insolvency of Western,

               c. Any material misconduct by the Employee in the performance of his duties contemplated by his employment contract with Western including a materia breach of such contract, or

               d.   Any material violation by the Employee of Western's
policies, rules and procedures as set forth in Western's Employee Handbook,
                                                         -----------------
Management Guide, or otherwise made known to the Employee.
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          12.  Transfer of Shares.  None of the shares of stock of Western held
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by the Employee shall be transferred, encumbered, or in any way alienated except under the terms of this Agreement. The Employee shall have the right to vote his shares and receive
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dividends, if any, paid on them until his shares are sold or transferred as provided in this Agreement.

          13.  Further Acts and Documents.  Each party to this Agreement shall
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perform any further acts, and execute and deliver any documents that may be reasonably necessary to carry out the provisions of this Agreement.

          14.  Amendments.  The provisions of this Agreement may be waived,
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altered, amended or repealed, in whole or in part, but only by the written consent of all the parties to this Agreement.

          15.  Inurement.  This Agreement shall be binding upon and inure to the
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benefit of the parties hereto, including their respective heirs, estate, legal representatives, successors and assigns.

          16.  Severability.  It is the intent that each paragraph of this
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Agreement shall be viewed as separate and divisible.  In the event that any paragraph shall be held to be invalid, the remaining paragraphs hereof shall continue to be in full force and effect.

          17.  Notices.  Any notices required or authorized to be given by this
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Agreement shall be in written form and shall be deemed to have been sufficiently given or served when sent, in written form, by registered or certified mail, postage prepaid and return receipt requested, and addressed to the proper party at the address for Western given below and the address for the Employee given on the last page of this Agreement or such other address as one party shall subsequently give to the other party in writing. If to Western:

               Western Temporary Services, Inc.
               Attn: Corporate Secretary
               301 Lennon Lane
               P. O. Box 9280
               Walnut Creek, California 94598-9280

Notices so given shall be deemed to have been received by the addressee five (5) days from the date of mailing. Any notice required or authorized to be given by this Agreement shall be deemed to have been sufficiently given or served in written form if personally delivered to the proper party or sent by telex, facsimile transmission, telegraph or other wire services and actually received by such party, and notice shall be effective upon the date received by such party.

          18.  Choice of Law.  This Agreement shall be construed in accordance
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with, and governed by, laws of the State of California.

          19.  Gender.  Whenever the masculine gender is used in this Agreement,
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the same shall also include the female gender.
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          20.  Waiver.  No waiver by any party, express or implied, of any
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breach of this Agreement by the other party shall be deemed to be a continuing waiver or a consent to any subsequent breach hereof.

          21.  Attorneys' Fees and Costs.  If any litigation arises between the
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parties with respect to this Agreement or the subject matter thereof, the prevailing party in such litigation shall be entitled to costs incurred and reasonable attorneys' fees. Furthermore, the Employee shall indemnify and hold Western harmless from and against any and all liabilities, costs or expenses, including but not limited to, reasonable attorneys' fees and costs, resulting from or arising out of any sale, transfer, pledge or other disposition of his option or shares of Western's capital stock other than in accordance with the terms and provisions of this Agreement.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date opposite their respective signatures.


                                   WESTERN:
                                   Western Temporary Services, Inc.



Date:                              By:
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Date:                              By:
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                                   EMPLOYEE:


Date:
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                                   --------------------------------------------
                                   (address)

                                   -------------------------------------------
                                   (city, state, zip)
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                                                                       EXHIBIT A
                                SPOUSE'S CONSENT

          The undersigned, being the spouse of the above-mentioned Employee, does hereby acknowledge that he or she has read the foregoing Agreement and consents to the execution thereof by his or her spouse and agrees to be bound thereby with respect to any community property or dower interest which he or she may have in the option or capital stock of Western. The undersigned further agrees that in the event of his or her death prior to that of his or her spouse, the undersigned will not bequeath or otherwise dispose of any of his or her community property or dower interest in the option or capital stock of Western to anyone other than his or her spouse. In the event that the undersigned outlives his or her spouse, the undersigned agrees to join in any required transfer of any option or stock from his or her spouse's estate and himself or herself to Western in accordance with the foregoing Agreement.

Dated:
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                                   (Spouse's Signature)